                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): May 6, 2009

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 6, 2009, CSP Inc. (the "Company") issued a press release announcing its financial results for the second quarter fiscal year 2009 which ended March 31, 2009. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated May 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: May 6, 2009 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES SECOND-QUARTER FISCAL 2009 FINANCIAL RESULTS

BILLERICA, MA, May 6, 2009 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the second quarter of fiscal 2009 ended March 31, 2009.

For the second quarter of fiscal 2009, CSP Inc. sales increased to $22.5 million compared with $21.6 million in the second quarter of fiscal 2008. Net income for the second quarter of fiscal 2009 was $279 thousand, or $0.08 per diluted share, compared with a net income of $189 thousand, or $0.05 per share, in the second quarter of fiscal 2008.

For the first six months of fiscal 2009, CSP Inc. sales were $46.6 million compared with $39.6 million in the first six months of fiscal 2008. Net income for the fiscal 2009 six-month period was $659 thousand, or $0.18 per share, compared with a net loss of $70 thousand, or $0.02 per share, for the first six months of fiscal 2008.

The Company's cash and short-term investments were $14.3 million as of March 31, 2009 compared with $14.2 million at December 31, 2008 and $18.5 million at fiscal year 2008 ended September 30, 2008. The effect of foreign currency translation, higher receivables resulting from orders received late in the quarter, repayment of a short-term note payable and the repurchase of 287 thousand shares of the Company's stock contributed to the lower cash position compared with September 30, 2008.

Management Comments on Financial Results

"CSP continued to deliver increased revenue and net income during the second quarter of fiscal 2009 despite a very difficult economic environment," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "Total revenue grew by 4 percent year over year (or 10% adjusting for currency) as a result of sales increases at both our Systems as well as our Service and Systems Integration businesses. Net income for the quarter grew 48 percent as a result of increased sales volume as well as $200 thousand in high margin royalty payments at our Systems business."

"The effect of the worldwide recession slowed the sales momentum of our Service and Systems Integration business during the quarter," continued Lupinetti. "As customers move to preserve cash, we are experiencing sales cycle delays and pricing pressure across our MODCOMP subsidiaries. At the same time, our strong balance sheet provides MODCOMP with a competitive advantage as some of our smaller competitors do not have the liquidity to support the large hardware purchases necessary in larger integration solution deals."

Outlook

"Looking forward, we expect to report revenue and net income growth for the full fiscal year," said Lupinetti. "However, we do not anticipate the second half of fiscal 2009 to be as strong as the first half. We expect pricing pressure and order delays caused by the economic slowdown will negatively affect our revenues and margins at MODCOMP. Additionally, we do not expect to report royalty revenue related to the E2D Advanced Hawkeye program for the remainder of the fiscal year."

"During this time, we continue to position our Service and Systems Integration business for growth," added Lupinetti. "We are adding salespeople and we are seeking to expand our services offerings to capitalize on higher margin opportunities. At the same time, we are continuing our focus on a disciplined approach to cost and expense management to maintain our strong financial position."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 709-8155 or (201) 689-8881. Interested parties unable to participate in the live call may access an archived version of the webcast on CSP's website.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the effect of the economy on the Service and Systems Integration business, expectations that the company will report increase year-over-year revenue and net income for fiscal 2009, that the second half of fiscal 2009 will not be as strong as the first half, expectations relating to royalty payments in the Systems business in the second half of fiscal 2009, expectations for the future growth of the Service and Systems Integration business, the Company's plans to add salespeople and expand its services offerings to capitalize on higher margin opportunities. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	September 30,
	2009	2008
Assets
Current assets:
Cash and short-term investments	$14,332	$18,494
Accounts receivable, net	14,521	11,470
Inventories	5,367	8,125
Other current assets	2,947	3,259
Total current assets	37,167	41,348
Property, equipment and improvements, net	926	1,003
Other assets	7,730	7,668
Total assets	$45,823	$50,019

Liabilities and Shareholders' Equity
Current liabilities	14,820	17,775

Pension and retirement plans	6,879	7,382
Deferred income taxes	594	553
Non-current liabilities	361	361

Shareholders' equity	23,169	23,948
Total liabilities and shareholders' equity	$45,823	$50,019

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /------Six months ended------/
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2009	2008	2009	2008
Sales:
Product	$18,711	$17,294	$37,123	$31,524
Service	3,795	4,321	9,443	8,030
Total sales	22,506	21,615	46,566	39,554

Cost of Sales:
Product	15,547	14,144	31,566	25,907
Service	2,824	3,333	6,069	6,135
Total cost of sales	18,371	17,477	37,635	32,042

Gross profit	4,135	4,138	8,931	7,512

Operating expenses:
Engineering and development	479	538	1,018	1,179
Selling, general & administrative	3,240	3,500	6,995	6,762
Total operating expenses	3,719	4,038	8,013	7,941

Operating income (loss)	416	100	918	(429)

Other income (loss), net	(25)	211	110	342

Income before income taxes	391	311	1,028	(87)
Provision for income taxes	112	122	369	(17)

Net Income (loss)	$279	$189	$659	($70)

Net income(loss) per share - basic	$0.08	$0.05	$0.18	($0.02)
Weighted average shares outstanding - basic	3,611	3,792	3,685	3,797

Income (loss) per share - diluted	$0.08	$0.05	$0.18	($0.02)
Weighted average shares outstanding - diluted	3,616	3,847	3,692	3,797